UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

UNIFIRST CORPORATION
(Name of Registrant as Specified In Its Charter)

ENGINE CAPITAL LP

ENGINE JET CAPITAL, L.P.

ENGINE LIFT CAPITAL, LP

ENGINE AIRFLOW CAPITAL, L.P.

ENGINE CAPITAL MANAGEMENT, LP

ENGINE CAPITAL MANAGEMENT GP, LLC

ENGINE INVESTMENTS, LLC

ENGINE INVESTMENTS II, LLC

ARNAUD AJDLER

MICHAEL A. CROATTI

MICHAEL A. CROATTI JR.

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Engine Capital LP, together with the other participants named herein (collectively, “Engine”), has filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Engine’s slate of director nominees at the 2026 annual meeting of shareholders (the “Annual Meeting”) of UniFirst Corporation, a Massachusetts corporation (the “Company”).

Item 1: On December 1, 2025, Engine issued the following press release, which included links to a letter sent to the Company’s independent directors and an investor presentation titled “The Path to Enhanced Value Creation at UniFirst Corporation”, which are attached hereto as Exhibits 99.1 and 99.2, respectively:

Engine Capital Issues Open Letter to the Independent Directors of UniFirst Corporation

Calls on the Independent Directors to Form a Special Committee with its own Independent Legal and Financial Advisors given General Counsel Michael Patrick’s Material Conflict

Urges the Independent Directors to Collectively Resign if the Croatti Trustees Continue to Refuse a Value-Maximizing Sale of the Company

Contends the Dual-Class Structure and Croatti Family’s Control over UniFirst is a Textbook Example of How Poor Governance Destroys Shareholder Value

Releases Investor Presentation and Launches Campaign Website at www.SaveUniFirst.com

NEW YORK--(BUSINESS WIRE)--Engine Capital LP (together with its affiliates, “Engine” or “we”), a top five independent common stock shareholder of UniFirst Corporation (NYSE: UNF) (“UniFirst” or the “Company”) with ownership of approximately 3.2% of the Company’s outstanding shares of common stock, today released an open letter to the Company’s independent directors: Joseph M. Nowicki, Sergio A. Pupkin, Raymond C. Zemlin, Cecilia McKenney, and Michael Iandoli.

The full text of the letter can be accessed here.

Engine also released an investor presentation, which can be accessed here.

About Engine Capital

Engine Capital LP is a value-oriented special situations fund that invests both actively and passively in companies undergoing change.

Contacts

For Investors:

Saratoga Proxy Consulting LLC

John Ferguson, (212) 257-1311

jferguson@saratogaproxy.com

For Media:

Longacre Square Partners

Greg Marose / Bela Kirpalani, 646-386-0091

gmarose@longacresquare.com / bkirpalani@longacresquare.com

Item 2: Also on December 1, 2025, Engine launched a website to communicate with the shareholders of the Company regarding the Annual Meeting. The website address is www.SaveUniFirst.com. The following materials, including a letter to the Company’s board of directors and certain trustees of trusts owning shares of the Company’s stock, which is attached as Exhibit 99.3 hereto, were posted to www.SaveUniFirst.com:

Terms & Conditions

This website, www.SaveUniFirst.com (the "Site"), sponsored by Engine Capital LP and certain of its affiliates (collectively, the "Sponsors"), is for informational purposes only. You may use the Site for non-commercial, lawful purposes only. Your access to and use of the Site is subject to and governed by these Terms and Conditions. By accessing and browsing the Site, you accept, without limitation or qualification, and agree to be bound by, these Terms and Conditions and all applicable laws.

Nothing on this Site is intended to be, nor should it be construed or used as, investment, tax, legal or financial advice, a recommendation whether or how to vote any proxy or any other kind of recommendation, an opinion of the appropriateness of any security or investment, or an offer, or the solicitation of any offer, to buy or sell any security or investment. The Sponsors are not soliciting any action based upon the Site and are not responsible for any decision by any shareholder, and the Site should not be construed as a solicitation to procure, withhold or revoke any proxy.

1. You should assume that everything you see or read on the Site is material owned or exclusively represented by the Sponsors and protected by copyright unless otherwise expressly noted, and may not be used except as provided in these Terms and Conditions or in the text of the Site without the Sponsors' written permission. The Sponsors expressly neither warrant nor represent that your use of materials displayed on the Site will not infringe rights of third parties not owned by or affiliated with the Sponsors.

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IN ADDITION TO THE TERMS SET FORTH ABOVE, NEITHER THE SPONSORS NOR THE SPONSOR PARTIES SHALL BE LIABLE, REGARDLESS OF THE CAUSE OR DURATION, FOR ANY ERRORS, INACCURACIES, OMISSIONS, OR OTHER DEFECTS IN, OR UNTIMELINESS OR UNAUTHENTICITY OF, THE INFORMATION CONTAINED WITHIN THE SITE, OR FOR ANY DELAY OR INTERRUPTION IN THE TRANSMISSION THEREOF TO YOU, OR FOR ANY CLAIMS OR LOSSES ARISING THEREFROM OR OCCASIONED THEREBY. NONE OF THE FOREGOING PARTIES SHALL BE LIABLE FOR ANY THIRD-PARTY CLAIMS OR LOSSES OF ANY NATURE, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, PUNITIVE OR CONSEQUENTIAL DAMAGES AND THE AGGREGATE TOTAL LIABILITY OF THE SPONSOR PARTIES TO YOU OR ANY END USER FOR ALL DAMAGES, INJURY, LOSSES AND CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING FROM OR RELATING TO THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE SITE SHALL BE LIMITED TO PROVEN DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED ONE HUNDRED DOLLARS ($100).

SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF CERTAIN LIABILITY OR WARRANTIES, IN WHICH EVENT SOME OF THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU. In such jurisdictions, the Sponsors' liability is limited to the greatest extent permitted by law. You should check your local laws for any restrictions or limitations regarding the exclusion of implied warranties.

5. Artwork, images, names, and likenesses displayed on the Site are either the property of, or used with permission by, the Sponsors. The reproduction and use of any of these by you is prohibited unless specific permission is provided on the Site or otherwise. Any unauthorized use may violate copyright laws, trademark laws, privacy and publicity laws, and/or communications regulations and statutes.

6. The trademarks, service marks, logos, and other indicia, including of the Sponsors (collectively the "Trademarks"), which appear on the Site are registered and unregistered trademarks of the Sponsors and others. Nothing contained on the Site should be construed as granting, by implication or otherwise, any right, license or title to any of the Trademarks without the advance written permission of the Sponsors or such third-party as may be appropriate. All rights are expressly reserved and retained by the Sponsors. Your misuse of any of the Trademarks displayed on the Site, or any other content on the Site, except as provided in these Terms and Conditions, is strictly prohibited. You are also advised that the Sponsors consider their intellectual property to be among their most valuable assets, and will aggressively enforce their intellectual property rights to the fullest extent of the law.

7. THIS SITE INCLUDES NEWS AND INFORMATION, COMMENTARY, AND OTHER CONTENT RELATING TO UNIFIRST CORPORATION (THE "COMPANY"), INCLUDING BY PERSONS OR COMPANIES THAT ARE NOT AFFILIATED WITH THE SPONSORS ("THIRD-PARTY CONTENT"). THE AUTHOR AND SOURCE OF ALL THIRD-PARTY CONTENT AND DATE OF PUBLICATION IS CLEARLY AND PROMINENTLY IDENTIFIED. THIRD-PARTY CONTENT IS AVAILABLE THROUGH FRAMED AREAS, THROUGH HYPERLINKS TO THIRD-PARTY WEBSITES, OR IS SIMPLY PUBLISHED ON THE SITE. THE SPONSORS AND THEIR AFFILIATES HAVE NOT BEEN INVOLVED IN THE PREPARATION, ADOPTION OR EDITING OF THIRD-PARTY CONTENT AND DO NOT EXPLICITLY OR IMPLICITLY ENDORSE OR APPROVE SUCH CONTENT. THE PURPOSE OF MAKING THE THIRD-PARTY CONTENT AVAILABLE IS TO PROVIDE RELEVANT INFORMATION TO SHAREHOLDERS OF THE COMPANY IN CONNECTION WITH THE ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS OF THE COMPANY AT ITS 2026 ANNUAL MEETING OF SHAREHOLDERS AND THE MANAGEMENT AND AFFAIRS OF THE COMPANY IN GENERAL.

8. If any provision of the Terms and Conditions or any application thereof is held to be invalid or unenforceable for any reason, that provision shall be deemed severable and the remainder of the Terms and Conditions and the application of that provision in other situations shall not be affected.

9. YOU AGREE TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE SPONSORS FROM AND AGAINST ANY AND ALL THIRD-PARTY CLAIMS, DEMANDS, LIABILITIES, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES, ARISING FROM OR RELATED TO ANY BREACH BY YOU OF ANY OF THE TERMS AND CONDITIONS OR APPLICABLE LAW, INCLUDING THOSE REGARDING INTELLECTUAL PROPERTY.

10. The Sponsors may at any time revise these Terms and Conditions by updating this posting. You are bound by any such revisions and should therefore periodically visit this page to review the then current Terms and Conditions to which you are bound.

11. The Sponsors know that the privacy of your personal information is important to you. Therefore, the Sponsors have established a Privacy Policy governing the use of this information, which is located at www.SaveUniFirst.com.

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